Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

KAMAN CORPORATION TO PRESENT AT THE J.P. MORGAN AVIATION,
TRANSPORTATION, AND DEFENSE CONFERENCE

BLOOMFIELD, Connecticut (March 21, 2011) – (NASDAQ-GS:KAMN) Kaman Corporation today announced that the Company will be presenting at the J.P. Morgan Aviation, Transportation, and Defense Conference 2011 on Wednesday, March 23, 2011 in New York, NY.  The presentation is scheduled to begin at 2:40 PM Eastern time.

Investors and interested parties may access a live audio webcast in the Conferences and Presentations section of the Company’s investor relations website at www.kaman.com or directly through the following link: http://cc.talkpoint.com/jpmc001/032211a_mg/?entity=40_2YFOQKY.

About Kaman Corporation

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company’s SH-2G Super Seasprite maritime helicopters and K-MAX medium-to-heavy lift helicopters.  The company is a leading distributor of industrial parts, and operates more than 200 customer service centers and five distribution centers across North America.  Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management.  More information is available at www.kaman.com.

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Contact:

Eric Remington
VP, Investor Relations
Kaman Corporation
(860) 243-6334
eric.remington@kaman.com